The information in this preliminary pricing supplement is not complete and may be changed. We may not sell these Trigger PLUS until the pricing supplement, the accompanying product supplement, underlier supplement, prospectus supplement and prospectus (collectively, the “Offering Documents”) are delivered in final form. The Offering Documents are not an offer to sell these Trigger PLUS and we are not soliciting offers to buy these Trigger PLUS in any state where the offer or sale is not permitted.

Subject to Completion

November 2025

Preliminary Pricing Supplement

Dated October 29, 2025

Registration Statement No. 333-282565

Filed pursuant to Rule 424(b)(2)

(To Prospectus dated November 8, 2024,

Prospectus Supplement dated November 8, 2024,

Underlier Supplement dated Novemeber 8, 2024 and Product Supplement dated November 8, 2024)

STRUCTURED INVESTMENTS

Opportunities in U.S. and International Equities

Dual Directional Trigger PLUS Based on the Performance of the Shares of the VanEck® Gold Miners ETF due on or about June 3, 2027

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

The Dual Directional Trigger PLUS or “Trigger PLUS” will pay no interest and do not guarantee any return of principal at maturity. At maturity, if the final share price of the underlying shares is greater than the initial share price, investors will receive the stated principal amount of their investment plus the leveraged upside performance of the underlying shares, subject to the maximum upside payment at maturity. If the final share price is less than or equal to the initial share price but greater than or equal to the trigger price, investors will receive the stated principal amount of their investment plus an unleveraged positive return equal to the absolute value of the percentage decline, which will effectively be limited to a positive 20.00% return. However, if the final share price is less than the trigger price, investors will lose 1% for every 1% that the final share price falls below the initial share price. Under these circumstances, the payment at maturity will be significantly less than the stated principal amount and could be zero. Accordingly, the Trigger PLUS do not guarantee any return of principal at maturity and you could lose a significant portion or all of your investment in the Trigger PLUS. The Trigger PLUS are for investors who seek an equity based return and who are willing to risk their principal and forgo current income and upside above the maximum upside payment at maturity in exchange for the upside leverage and absolute return features that, in each case, applies to a limited range of performance of the underlying shares. The Trigger PLUS are senior unsecured debt securities issued by The Bank of Nova Scotia (“BNS”). The Trigger PLUS are notes issued as part of BNS’ Senior Note Program, Series A. All payments on the Trigger PLUS are subject to the credit risk of BNS. If BNS were to default on its payment obligations, you may not receive any amounts owed to you under the Trigger PLUS and you could lose your entire investment in the Trigger PLUS. These Trigger PLUS are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	The Bank of Nova Scotia (“BNS”)
Issue:	Senior Note Program, Series A
Underlying shares:	Shares of the VanEck® Gold Miners ETF (Bloomberg Ticker: “GDX UP”) (the “fund”)
Aggregate principal amount:	$●
Stated principal amount:	$1,000.00 per Trigger PLUS
Issue price:	$1,000.00 per Trigger PLUS (see “Commissions and issue price” below)
Minimum investment:	$1,000 (1 Trigger PLUS)
Coupon:	None
Pricing date:	November 14, 2025
Original issue date:

November 19, 2025 (3 business days after the pricing date). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day (T+1), unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Trigger PLUS in the secondary market on any date prior to one business day before delivery of the Trigger PLUS will be required, by virtue of the fact that the Trigger PLUS initially will settle in three business days (T+3), to specify alternative settlement arrangements to prevent a failed settlement of the secondary market trade.

Valuation date:	May 28, 2027, subject to postponement in the event of a market disruption event as described in the accompanying product supplement.
Maturity date:	June 3, 2027, subject to postponement in the event of a market disruption event, as described in the accompanying product supplement
Payment at maturity per Trigger PLUS:

￭ If the final share price is greater than the initial share price:

$1,000.00 + leveraged upside payment

In no event will the payment at maturity from any increase in the value of the underlying shares exceed the maximum upside payment at maturity.

￭ If the final share price is less than or equal to the initial share price but greater than or equal to the trigger price:

$1,000.00 + ($1,000.00 × absolute underlying return)

In this scenario, you will receive a 1% positive return on the Trigger PLUS for each 1% negative return on the underlying shares. In no event will this amount exceed the stated principal amount plus $200.00. You will not benefit from the leverage feature in this scenario.

￭  If the final share price is less than the trigger price:

$1,000.00 + ($1,000.00 × underlying return)

If the final share price is less than the trigger price, you will lose 1% for every 1% that the final share price falls below the initial share price and you could lose up to your entire investment in the Trigger PLUS.

Underlying return:	(final share price − initial share price) / initial share price
Absolute underlying return:	The absolute value of the underlying return. For example, a -5% underlying return will result in a +5% absolute underlying return.
Upside leverage factor:	200%
Leveraged upside payment:	$1,000.00 × upside leverage factor × underlying return
Maximum upside gain:	40.15%
Maximum upside payment at maturity:	$1,401.50 per Trigger PLUS (140.15% of the stated principal amount)
Trigger price*:	80% of the initial share price
Initial share price*:	The closing price of the underlying shares on the pricing date
Final share price*:	The closing price of the underlying shares on the valuation date
CUSIP/ISIN:	06419HEC4 / US06419HEC43
Listing:	The Trigger PLUS will not be listed or displayed on any securities exchange or any electronic communications network.
Calculation agent:	Scotia Capital Inc.
Agent:

 Scotia Capital (USA) Inc. (“SCUSA”), an affiliate of BNS. See “Additional Information About the Trigger PLUS — Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any).”

Estimated value on the pricing date:

 Expected to be between $932.33 and $962.33 per stated principal amount, which will be less than the issue price listed above. See “Additional Information About the Trigger PLUS — Additional information regarding estimated value of the Trigger PLUS” herein and “Risk Factors — Risks Relating to Estimated Value and Liquidity” beginning on page 12 of this document for additional information. The actual value of your Trigger PLUS at any time will reflect many factors and cannot be predicted with accuracy.

Commissions and issue price:	Price to Public(1)	Fees and Commissions(1)	Proceeds to Issuer
Per Trigger PLUS:	$1,000.00	$20.00(a) $5.00(b) $25.00	$975.00

*  As determined by the calculation agent and as may be adjusted as described under “General Terms of the Notes — Unavailability of the Closing Value of a Reference Asset; Adjustments to a Reference Asset — Unavailability of the Closing Value of a Reference Equity — Adjustments to a Reference ETF” and “— Anti-Dilution Adjustments Relating to a Reference Equity” in the accompanying product supplement.

(1)SCUSA will purchase the Trigger PLUS at the stated principal amount and, as part of the distribution of the Trigger PLUS, will sell all of the Trigger PLUS to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) at an underwriting discount which reflects:

(a) a fixed sales commission of $20.00 per $1,000.00 stated principal amount of Trigger PLUS that Morgan Stanley Wealth Management sells and

(b)a fixed structuring fee of $5.00 per $1,000.00 stated principal amount of Trigger PLUS that Morgan Stanley Wealth Management sells,

each payable to Morgan Stanley Wealth Management. See ““Additional Information About the Trigger PLUS — Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any)” herein.

The Trigger PLUS involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 8.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this document, the accompanying product supplement, the underlier supplement, the prospectus supplement or the prospectus. Any representation to the contrary is a criminal offense.

The Trigger PLUS are not insured by the Canada Deposit Insurance Corporation (the “CDIC”) pursuant to the Canada Deposit Insurance Corporation Act (the “CDIC Act”) or the U.S. Federal Deposit Insurance Corporation or any other government agency of Canada, the U.S. or any other jurisdiction. The Trigger PLUS are not bail-inable debt securities under the CDIC Act.

Product supplement dated November 8, 2024	Underlier supplement dated November 8, 2024	Prospectus supplement dated November 8, 2024	Prospectus dated November 8, 2024

Dual Directional Trigger PLUS Based on the Performance of the Shares of the VanEck® Gold Miners ETF
due on or about June 3, 2027

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Information About BNS and the Trigger PLUS

You should read this pricing supplement together with the prospectus dated November 8, 2024, as supplemented by the prospectus supplement dated November 8, 2024, the underlier supplement dated November 8, 2024 and the product supplement (Market-Linked Notes, Series A) dated November 8, 2024, relating to our Senior Note Program, Series A, of which these Trigger PLUS are a part. Capitalized terms used but not defined in this pricing supplement will have the meanings given to them in the product supplement.

The Trigger PLUS may vary from the terms described in the accompanying prospectus, prospectus supplement, underlier supplement and product supplement in several important ways. You should read this pricing supplement carefully, including the documents incorporated by reference herein. In the event of any conflict between this pricing supplement and any of the foregoing, the following hierarchy will govern: first, this pricing supplement; second, the accompanying product supplement; third, the accompanying underlier supplement; fourth, the accompanying prospectus supplement; and last, the accompanying prospectus. You may access these documents on the SEC website at www.sec.gov as follows (or if that address has changed, by reviewing our filings for the relevant date on the SEC website).

This pricing supplement, together with the documents listed below, contains the terms of the Trigger PLUS and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” herein, in “Additional Risk Factors Specific to the Notes” of the accompanying product supplement and in “Risk Factors” of the accompanying prospectus supplement and of the accompanying prospectus, as the Trigger PLUS involve risks not associated with conventional debt securities.

We urge you to consult your investment, legal, tax, accounting and other advisors concerning an investment in the Trigger PLUS in light of your particular circumstances.

You may access these documents on the SEC website at www.sec.gov as follows:

■Product Supplement (Market-Linked Notes, Series A) dated November 8, 2024:
http://www.sec.gov/Archives/edgar/data/9631/000183988224038316/bns_424b2-21309.htm

■Underlier Supplement dated November 8, 2024:

http://www.sec.gov/Archives/edgar/data/9631/000183988224038308/bns_424b2-21314.htm

■Prospectus Supplement dated November 8, 2024:

http://www.sec.gov/Archives/edgar/data/9631/000183988224038303/bns_424b3-21311.htm

■Prospectus dated November 8, 2024:
http://www.sec.gov/Archives/edgar/data/9631/000119312524253771/d875135d424b3.htm

References to “BNS”, “we”, “our” and “us” refer only to The Bank of Nova Scotia and not to its consolidated subsidiaries and references to the “Dual Directional Trigger PLUS” or “Trigger PLUS” refers to the Dual Directional Trigger Performance Leveraged Upside Securities that are offered hereby. Also, references to the “accompanying product supplement” mean the BNS product supplement, dated November 8, 2024, references to the “accompanying underlier supplement” mean the BNS underlier supplement, dated November 8, 2024, references to the “accompanying prospectus supplement” mean the BNS prospectus supplement, dated November 8, 2024 and references to the “accompanying prospectus” mean the BNS prospectus, dated November 8, 2024.

BNS reserves the right to change the terms of, or reject any offer to purchase, the Trigger PLUS prior to their issuance. In the event of any changes to the terms of the Trigger PLUS, BNS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case BNS may reject your offer to purchase.

“Trigger Performance Leveraged Upside SecuritiesSM” and “Trigger PLUSSM” are service marks of Morgan Stanley.

November 2025 Page 2

Dual Directional Trigger PLUS Based on the Performance of the Shares of the VanEck® Gold Miners ETF
due on or about June 3, 2027

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Investment Overview

Trigger Performance Leveraged Upside Securities

Principal at Risk Securities

The Trigger PLUS Based on the Performance of the Shares of the VanEck® Gold Miners ETF due on or about June 3, 2027 can be used:

￭As an alternative to direct exposure to the underlying shares that enhances returns for a certain range of positive performance of the underlying shares, subject to the maximum upside payment at maturity; however, by investing in the Trigger PLUS, you will not be entitled to receive any dividends paid with respect to the underlying shares or the stocks comprising the underlying shares (the “underlying constituent stocks”) or any interest payments, and your return from any increase in the price of the underlying shares will not exceed the maximum upside payment at maturity. You should carefully consider whether an investment that does not provide for any dividends, interest payments or exposure to the positive performance of the underlying shares beyond a price that, when multiplied by the upside leverage factor, exceeds the maximum upside gain, is appropriate for you.

￭To enhance returns in a moderately bullish scenario and potentially outperform the underlying shares in such scenario or a moderately bearish scenario.

￭To achieve similar levels of upside exposure to the underlying shares as a direct investment, subject to the maximum upside payment at maturity, while using fewer dollars by taking advantage of the upside leverage factor.

￭To provide an unleveraged positive return for a limited range of negative performance of the underlying shares.

If the final share price is less than the trigger price, the Trigger PLUS are exposed on a 1:1 basis to the negative performance of the underlying shares.

Maturity:	Approximately 18 months
Upside leverage factor:	200% (applicable only if the final share price is greater than the initial share price)
Maximum upside payment at maturity:	$1,401.50 per Trigger PLUS (140.15% of the stated principal amount)
Maximum upside gain:	40.15%
Trigger price:	80% of the initial share price
Coupon:	None
Minimum payment at maturity:	None. Investors may lose up to their entire investment in the Trigger PLUS.
Listing:	The Trigger PLUS will not be listed or displayed on any securities exchange or any electronic communications network.

November 2025 Page 3

Dual Directional Trigger PLUS Based on the Performance of the Shares of the VanEck® Gold Miners ETF
due on or about June 3, 2027

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Key Investment Rationale

Investors can use the Trigger PLUS to leverage upside returns by 200%, up to the maximum upside gain and, through the absolute return feature, to earn an unleveraged positive return for a limited range of negative performance of the underlying shares. If the final share price is greater than the initial share price, investors will receive the stated principal amount of their investment plus the leveraged upside performance of the underlying shares, subject to the maximum upside payment at maturity. If the final share price is less than or equal to the initial share price but greater than or equal to the trigger price, investors will receive the stated principal amount of their investment plus an unleveraged positive return equal to the absolute value of the percentage decline, which will effectively be limited to a positive 20.00% return. However, if the final share price is less than the trigger price, investors will lose 1% for every 1% that the final share price falls below the initial share price. Investors may lose up to their entire investment in the Trigger PLUS. All payments on the Trigger PLUS are subject to the credit risk of BNS.

Investors will not be entitled to receive any dividends paid with respect to the underlying shares or the underlying constituent stocks and the Trigger PLUS do not pay periodic interest. You should carefully consider whether an investment that does not provide for any dividends or periodic interest is appropriate for you.

Leveraged Upside Performance to a Cap

The Trigger PLUS offer investors an opportunity to capture enhanced returns within a certain range of positive performance relative to a direct investment in the underlying shares or the underlying constituent stocks.

Absolute Return Feature

The Trigger PLUS offer investors an opportunity to earn an unleveraged positive return if the final share price is less than or equal to the initial share price but greater than or equal to the trigger price. You will not benefit from the leverage feature in this scenario.

Upside Scenario

If the final share price is greater than the initial share price, at maturity you will receive the stated principal amount of $1,000.00 plus the leveraged upside payment, subject to the maximum upside payment at maturity of $1,401.50 per Trigger PLUS (140.15% of the stated principal amount).

Absolute Return Scenario

If the final share price is less than or equal to the initial share price but is greater than or equal to the trigger price, which is 80% of the initial share price, at maturity you will receive a 1% positive return for each 1% negative return of the underlying shares. For example, if the final share price is 5% less than the initial share price, the Trigger PLUS will provide a total positive return of 5% at maturity. The maximum return you may receive in this scenario is a positive 20.00% return at maturity.

Downside Scenario

If the final share price is less than the trigger price, at maturity you will receive significantly less than the stated principal amount, if anything, resulting in a percentage loss of your investment equal to the underlying return. For example, if the underlying return is -35%, each Trigger PLUS will redeem for $650.00, or 65% of the stated principal amount. There is no minimum payment on the Trigger PLUS and you could lose up to your entire investment in the Trigger PLUS.

November 2025 Page 4

Dual Directional Trigger PLUS Based on the Performance of the Shares of the VanEck® Gold Miners ETF
due on or about June 3, 2027

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Investor Suitability

The Trigger PLUS may be suitable for you if:

■You fully understand and are willing to accept the risks of an investment in the Trigger PLUS, including the risk that you may lose up to 100.00% of your investment in the Trigger PLUS

■You can tolerate a loss of a significant portion or all of your investment and are willing to make an investment that, if the final share price is less than the trigger price, has the same downside market risk as that of a direct investment in the underlying shares or the underlying constituent stocks

■You (1) believe that the final share price will be greater than or equal to the initial share price and understand and accept that any upside return that you earn on the Trigger PLUS will not exceed the maximum upside gain, or (2) believe that the final share price will be less than the initial share price but greater than or equal to the trigger price and understand and accept that any further decrease of the final share price will result in a loss of a significant portion or all of your investment

■You can tolerate fluctuations in the market prices of the Trigger PLUS prior to maturity that may be similar to or exceed the fluctuations in the price of the underlying shares

■You do not seek current income from your investment and are willing to forgo any dividends paid on the underlying shares or any underlying constituent stocks

■You are willing and able to hold the Trigger PLUS to maturity, a term of approximately 18 months, and accept that there may be little or no secondary market for the Trigger PLUS

■You understand and are willing to accept the risks associated with the underlying shares

■You are willing to assume the credit risk of BNS for all payments under the Trigger PLUS, and you understand that if BNS defaults on its obligations you may not receive any amounts due to you including any repayment of principal

The Trigger PLUS may not be suitable for you if:

■You do not fully understand or are unwilling to accept the risks of an investment in the Trigger PLUS, including the risk that you may lose up to 100.00% of your investment in the Trigger PLUS

■You require an investment that provides for full or at least partial return of principal

■You are not willing to make an investment that, if the final share price is less than the trigger price, has the same downside market risk as that of a direct investment in the underlying shares or the underlying constituent stocks

■You believe that the final share price will be less than the trigger price

■You seek an investment that has an unlimited return potential, or you do not understand or cannot accept that your potential upside return on the Trigger PLUS is limited to the maximum upside gain or that your potential positive return from the absolute return feature is limited by the trigger price

■You cannot tolerate fluctuations in the market price of the Trigger PLUS prior to maturity that may be similar to or exceed the fluctuations in the price of the underlying shares

■You seek current income from your investment or prefer to receive the dividends paid on the underlying shares or the underlying constituent stocks

■You are unable or unwilling to hold the Trigger PLUS to maturity, a term of approximately 18 months, or seek an investment for which there will be an active secondary market

■You do not understand or are not willing to accept the risks associated with the underlying shares

■You are not willing to assume the credit risk of BNS for all payments under the Trigger PLUS, including any repayment of principal

November 2025 Page 5

Dual Directional Trigger PLUS Based on the Performance of the Shares of the VanEck® Gold Miners ETF
due on or about June 3, 2027

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

    How the Dual Directional Trigger PLUS Work

Hypothetical Examples

The below examples are based on the following terms and are purely hypothetical (the actual terms of your Trigger PLUS will be determined on the pricing date and will be specified in the final pricing supplement).

Investors will not be entitled to receive any dividends paid with respect to the underlying shares or the underlying constituent stocks or any periodic interest. You should carefully consider whether an investment that does not provide for any dividends or periodic interest is appropriate for you. All payments on the Trigger PLUS are subject to the credit risk of BNS.

Stated principal amount:	$1,000.00 per Trigger PLUS
Upside leverage factor:	200%
Hypothetical initial share price:	$100.00
Maximum upside payment at maturity:	$1,401.50 per Trigger PLUS
Maximum upside gain:	40.15%
Trigger price:	$80.00, which is 80% of the initial share price
Minimum payment at maturity:	None

EXAMPLE 1: The price of the underlying shares increases over the term of the Trigger PLUS.

Final share price	$105.00
Underlying return	($105.00 – $100.00) / $100.00 = 5.00%
Payment at maturity	= $1,000.00 + leveraged upside payment, subject to the maximum upside payment at maturity
= $1,000.00 + ($1,000.00 × upside leverage factor × underlying return), subject to the maximum upside payment at maturity
= $1,000.00 + ($1,000.00 × 200% × 5.00%), subject to the maximum upside payment at maturity
= $1,100.00

In Example 1, the final share price is greater than the initial share price and the underlying return is 5.00%. Accordingly, investors receive the stated principal amount at maturity plus a return equal to 200% times the underlying return, resulting in a payment at maturity of $1,100.00 per Trigger PLUS (a total return of 10.00%).

EXAMPLE 2: The price of the underlying shares increases over the term of the Trigger PLUS such that the payment at maturity is equal to the maximum upside payment at maturity.

Final share price	$150.00
Underlying return	($150.00 – $100.00) / $100.00 = 50.00%
Payment at maturity	= $1,000.00 + leveraged upside payment, subject to the maximum upside payment at maturity
= $1,000.00 + ($1,000.00 × upside leverage factor × underlying return), subject to the maximum upside payment at maturity
= maximum upside payment at maturity of $1,401.50 per Trigger PLUS

In Example 2, the final share price is greater than the initial share price and the underlying return is 50.00%. Under the terms of the Trigger PLUS, investors will realize the maximum upside payment at maturity if the underlying return is 20.075% or higher. Therefore, in this example, investors receive the maximum upside payment at maturity of $1,401.50 per stated principal amount, even though the price of the underlying shares has appreciated by an amount significantly greater than the return represented by the maximum upside payment at maturity.

November 2025 Page 6

Dual Directional Trigger PLUS Based on the Performance of the Shares of the VanEck® Gold Miners ETF
due on or about June 3, 2027

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

EXAMPLE 3: The price of the underlying shares declines over the term of the Trigger PLUS and the final share price is less than the initial share price but greater than or equal to the trigger price.

Final share price	$95.00
Underlying return	($95.00 – $100.00) / $100.00 = -5.00%
Payment at maturity	= $1,000.00 + ($1,000.00 × absolute underlying return)
= $1,000.00 + ($1,000.00 × |-5.00%|)
= $1,050.00

In Example 3, the final share price is less than the initial share price but greater than or equal to the trigger price and the underlying return is -5.00%. Accordingly, investors receive the stated principal amount at maturity plus an unleveraged positive return equal to the absolute value of the percentage decline, resulting in a payment at maturity of $1,050.00 per Trigger PLUS (a total return of 5.00%).

EXAMPLE 4: The price of the underlying shares declines over the term of the Trigger PLUS and the final share price is less than the trigger price.

Final share price	$40.00
Underlying return	($40.00 – $100.00) / $100.00 = -60.00%
Payment at maturity	= $1,000.00 + ($1,000.00 × underlying return)
= $1,000.00 + ($1,000.00 × -60.00%)
= $1,000.00 - $600.00
= $400.00

In Example 4, the final share price is less than the trigger price and the underlying return is -60.00%. Because the final share price is less than the trigger price, investors are fully exposed to the decline of the final share price of the underlying shares relative to the initial share price, resulting in a payment at maturity of $400.00 per Trigger PLUS (a return on investment of -60.00%).

If the final share price is less than the trigger price, you will lose 1% for every 1% that the final share price falls below the initial share price and you could lose up to your entire investment in the Trigger PLUS.

November 2025 Page 7

Dual Directional Trigger PLUS Based on the Performance of the Shares of the VanEck® Gold Miners ETF
due on or about June 3, 2027

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the Trigger PLUS. For further discussion of these and other risks, you should read the section entitled “Additional Risk Factors Specific to the Notes” of the accompanying product supplement and “Risk Factors” of the accompanying prospectus supplement and of the accompanying prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisors concerning an investment in the Trigger PLUS.

Risks Relating to Return Characteristics

￭Risk of significant loss at maturity; you may lose up to your entire investment. The Trigger PLUS differ from ordinary debt securities in that BNS will not necessarily repay the stated principal amount of the Trigger PLUS at maturity. BNS will pay you the stated principal amount of your Trigger PLUS at maturity only if the final share price is greater than or equal to the trigger price. If the final share price is less than the trigger price, you will lose 1% of your principal for every 1% that the final share price falls below the initial share price. You may lose up to your entire investment in the Trigger PLUS.

￭The stated payout from the issuer applies only at maturity. You should be willing to hold your Trigger PLUS to maturity. The stated payout, including the benefit of the upside leverage and absolute return features, is available only if you hold your Trigger PLUS to maturity. If you are able to sell your Trigger PLUS prior to maturity in the secondary market, you may have to sell them at a loss relative to your investment in the Trigger PLUS even if the then-current price of the underlying shares is greater than or equal to the trigger price.

■The potential upside return on the Trigger PLUS is limited to the maximum upside gain. The potential upside return of the Trigger PLUS is limited to the maximum upside gain. Therefore, you will not benefit from any positive underlying return in excess of an amount that, when multiplied by the upside leverage factor, exceeds the maximum upside gain. Your return on the Trigger PLUS may be less than that of a direct investment in the underlying shares.

■The potential positive return on the Trigger PLUS from any negative performance of the underlying shares is limited by the trigger price and the return on the Trigger PLUS may change significantly despite only a small difference in the degree of change of the final share price relative to the initial share price. If the final share price is less than or equal to the initial share price but greater than or equal to the trigger price, you will receive at maturity $1,000 plus a return equal to the absolute underlying return, which will reflect a 1% positive return for each 1% negative return on the underlying shares. You will not benefit from the leverage feature in this scenario. However, due to the trigger price, your return from the absolute return feature is effectively limited to 20.00% and the return on the Trigger PLUS may change significantly despite only a small difference in the degree of change of the final share price relative to the initial share price. While a decline from the initial share price to a final share price that is greater than or equal to the trigger price will result in a positive return equal to the absolute underlying return, a further decline of the final share price to less than the trigger price would instead result in a percentage loss on the Trigger PLUS that is equal to the underlying return. The return on the Trigger PLUS in these two scenarios is significantly different despite only a small relative difference in the underlying return.

■You will not receive any interest payments. BNS will not pay any interest with respect to the Trigger PLUS.

■The final share price is not linked to the price of the underlying shares at any time other than the valuation date. The final share price will be based on the closing price on the valuation date, subject to postponement for non-trading days and certain market disruption events. Even if the price of the underlying shares performs favorably to you prior to the valuation date but then drops by the valuation date, the payment at maturity may be less, and may be significantly less, than it would have been had the payment at maturity been linked to the price of the underlying shares prior to such drop. Although the actual price of the underlying shares on the maturity date or at other times during the term of the Trigger PLUS may be more favorable to you than the closing price on the valuation date, the payment at maturity will be based solely on the closing price on the valuation date.

■Owning the Trigger PLUS is not the same as owning the underlying shares or the underlying constituent stocks. The return on your Trigger PLUS may not reflect the return you would realize if you actually owned the underlying shares or the underlying constituent stocks. For instance, you will not benefit from any positive underlying return in excess of an amount that, when multiplied by the upside leverage factor, exceeds the maximum upside gain. Furthermore, you will not receive or be entitled to receive any dividend payments or other distributions paid on the underlying shares or the underlying constituent stocks, and any such dividends or distributions will not be factored into the calculation of the payment at maturity on your Trigger PLUS. In addition, as an owner of the Trigger PLUS, you will not have voting rights or any other rights that a holder of the underlying shares or the underlying constituent stocks may have.

November 2025 Page 8

Dual Directional Trigger PLUS Based on the Performance of the Shares of the VanEck® Gold Miners ETF
due on or about June 3, 2027

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

■The absolute return feature is not the same as taking a short position directly in the underlying shares or any underlying constituent stocks. The return on your Trigger PLUS will not reflect the return you may realize if you actually took a short position directly in the underlying shares or any underlying constituent stocks. Unlike a direct short position in the underlying shares or the underlying constituent stocks, which would entitle you to fully benefit from any depreciation of the underlying shares or such underlying constituent stocks, you will not benefit from any depreciation of the underlying shares to a final price that is less than the trigger price, which would instead result in a percentage loss on the Trigger PLUS that is equal to the underlying return, as described above.

Risks Relating to Characteristics of the Underlying Shares

￭An investment in the Trigger PLUS involves market risk associated with the underlying shares. The return on the Trigger PLUS, which may be negative, is linked to the performance of the underlying shares and indirectly linked to the price of the underlying constituent stocks. The price of the underlying shares can rise or fall sharply due to factors specific to the underlying shares or its underlying constituent stocks and their issuers (the “underlying constituent stock issuers”), such as stock or commodity price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market or commodity market volatility and values, interest rates and economic, political and other conditions. You, as an investor in the Trigger PLUS, should make your own investigation into the underlying shares and the underlying constituent stocks. For additional information regarding the underlying shares, please see “Information About the Fund” below and the sponsor of the fund’s (the “sponsor’s”) SEC filings referred to in that section. We urge you to review financial and other information filed periodically by the sponsor with the SEC.

■There can be no assurance that the investment view implicit in the Trigger PLUS will be successful. It is impossible to predict whether and the extent to which the price of the underlying shares will rise or fall and there can be no assurance that the final share price will be greater than or equal to the trigger price. The final share price (and therefore the underlying return) will be influenced by complex and interrelated political, economic, financial and other factors that affect the underlying constituent stock issuers. You should be willing to accept the risks associated with the relevant markets tracked by the underlying shares in general and each underlying constituent stock in particular, and the risk of losing a significant portion or all of your investment in the Trigger PLUS.

￭Changes affecting the target index of the underlying shares could have an adverse effect on the market value of, and return on, the Trigger PLUS. The underlying shares seek to track the performance of an index as specified under “Information About the Fund” herein (the “target index”). The policies of its sponsor as specified under “Information About the Fund” herein (the “index sponsor”), concerning additions, deletions and substitutions of the constituent stocks of the target index and the manner in which the index sponsor takes account of certain changes affecting those constituent stocks may adversely affect the level of the target index and, therefore, the price of the underlying shares. The policies of the index sponsor with respect to the calculation of the target index could also adversely affect the price of the underlying shares. The index sponsor may discontinue or suspend calculation or dissemination of the target index. Any such actions could have an adverse effect on the market value of, and return on, the Trigger PLUS.

￭There is no affiliation between the index sponsor and BNS, and BNS is not responsible for any disclosure by such index sponsor. We or our affiliates may currently, or from time to time engage in business with the index sponsor. However, we and our affiliates are not affiliated with the index sponsor and have no ability to control or predict its actions. You, as an investor in the Trigger PLUS, should conduct your own independent investigation of the index sponsor. The index sponsor is not involved in the Trigger PLUS offered hereby in any way and has no obligation of any sort with respect to your Trigger PLUS. The index sponsor has no obligation to take your interests into consideration for any reason, including when taking any actions that might affect the value of, and return on, your Trigger PLUS.

￭BNS cannot control actions by the sponsor and the sponsor has no obligation to consider your interests. The sponsor may from time to time be called upon to make certain policy decisions or judgments with respect to the implementation of policies of the sponsor concerning the calculation of the net asset value (“NAV”) per share of the fund, additions, deletions or substitutions of securities in the target index and the manner in which changes affecting the target index are reflected in the fund that could affect the market price of the underlying shares, and therefore, the return on the Trigger PLUS. The return on the Trigger PLUS and their market value could also be affected if the sponsor changes these policies, for example, by changing the manner in which it calculates the NAV per share of the fund, or if the sponsor discontinues or suspends publication of the NAV per share of the fund, in which case it may become difficult to determine the market value of your Trigger PLUS. If events such as these occur, the calculation agent may be required to make discretionary judgments that affect the return you receive on the Trigger PLUS.

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Dual Directional Trigger PLUS Based on the Performance of the Shares of the VanEck® Gold Miners ETF
due on or about June 3, 2027

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

￭There are risks associated with an investment that is linked to the performance of an exchange-traded fund. Although the fund’s shares are listed for trading on a national securities exchange and a number of similar products have been traded on national securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the underlying shares or that there will be liquidity in the trading market. In addition:

Management Risk

The fund is subject to management risk, which is the risk that the sponsor’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. The fund is also not actively managed and may be affected by a general decline in market segments relating to the target index. The sponsor invests in securities included in, or representative of, the target index regardless of their investment merits. The sponsor does not attempt to take defensive positions in declining markets. Accordingly, the performance of the fund could be lower than other types of funds that may actively shift portfolio assets to take advantage of market opportunities or to lessen the impact of a market decline.

Custody and Liquidity Risk

Under continuous listing standards adopted by the exchange on which the underlying shares trade, the fund will be required to confirm on an ongoing basis that the components of the target index satisfy the applicable listing requirements. In the event that the target index does not comply with the applicable listing requirements, the fund would be required to rectify such non-compliance by requesting that the index sponsor modify the target index, adopting a new target index or obtain relief from the SEC. There can be no assurance that the index sponsor would so modify the target index or that relief would be obtained from the SEC and, therefore, non-compliance with the continuous listing standards may result in the fund being delisted from the exchange on which its shares trade.

Tracking and Underperformance Risk

In addition to the risk that the fund may not track the target index due to management risk as discussed above, the performance of the fund will reflect additional transaction costs and fees that are not included in the calculation of the target index. Also, corporate actions with respect to the equity securities held in the fund’s portfolio (such as mergers and spin-offs) may impact the performance differential between the fund and the target index. Finally, because the underlying shares are traded on a securities exchange and are subject to market supply and investor demand, the market value of one share of the fund may differ from the net asset value per share of the fund.

For all of the foregoing reasons, the performance of the fund may not correlate with the performance of the target index. Consequently, the return on the Trigger PLUS will not be the same as investing directly in the underlying shares or in the underlying constituent stocks or in the target index or in the securities comprising the target index, and will not be the same as investing in a debt security with payments linked to the performance of the target index. This variation in performance is called “tracking error” and, at times, the tracking error may be significant.

■The fund does not measure the performance of gold bullion. The fund measures the performance of shares of gold and silver mining companies and not gold bullion, and may under- or over-perform gold bullion over the short- or long-term.

■The Trigger PLUS are subject to risks associated with investments in the gold and silver mining industry. The Trigger PLUS are subject to risks associated with investments in the gold and silver mining industry because target index is comprised of the stocks of companies primarily engaged in the mining of gold or silver. The fund may be subject to increased price volatility as it is linked to a single industry, market or sector and may be more susceptible to adverse economic, market, political or regulatory occurrences affecting that industry, market or sector. Because the fund primarily invests in stocks and American depositary receipts of companies that are involved in the gold mining industry, and to a lesser extent the silver mining industry, its shares, and the value of securities linked to its shares, are subject to certain risks associated with such companies. Gold mining companies are highly dependent on the price of gold and subject to competition pressures that may have a significant effect on their financial condition. Gold prices are subject to volatile price movements over short periods of time and are affected by numerous factors. These include economic factors, including, among other things, the structure of and confidence in the global monetary system, expectations of the future rate of inflation, the relative strength of, and confidence in, the U.S. dollar (the currency in which the price of gold is generally quoted), interest rates and gold borrowing and lending rates, and global or regional economic, financial, political, regulatory, judicial or other events. Gold prices may also be affected by industry factors such as industrial and jewelry demand, lending, sales and purchases of gold by the official sector, including central banks and other governmental agencies and multilateral institutions which hold gold, levels of gold production and production costs, and short-term changes in supply and demand because of trading activities in the gold market. Similarly, silver mining companies are highly dependent on the price of silver. Silver prices can fluctuate widely and may be affected by numerous factors. These include general economic trends, technical developments, substitution issues and regulation, as well as specific factors including industrial and jewelry demand, expectations with respect to the rate of inflation, the relative strength of the U.S. dollar (the currency in which the price of silver is generally quoted) and other

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Dual Directional Trigger PLUS Based on the Performance of the Shares of the VanEck® Gold Miners ETF
due on or about June 3, 2027

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

currencies, interest rates, central bank sales, forward sales by producers, global or regional political or economic events, and production costs and disruptions in major silver producing countries.

■The Trigger PLUS are subject to risks associated with non-U.S. securities. The fund is subject to risks associated with non-U.S. securities. Market developments may affect non-U.S. markets differently from U.S. securities markets and direct or indirect government intervention to stabilize these non-U.S. markets, as well as cross shareholdings in non-U.S. companies, may affect trading prices and volumes in those markets. Securities issued by non-U.S. companies are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the applicable securities held by the fund, include the possibility of recent or future changes in the non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, certain aspects of a particular non-U.S. economy may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

Non-U.S. securities may also be subject to regulatory risks, including sanctions. For instance, pursuant to U.S. executive orders, U.S. persons are prohibited from engaging in transactions in publicly traded securities of certain companies that are determined to be linked to the military, intelligence and security apparatus of the People’s Republic of China. The prohibition also covers any securities that are derivative of, or are designed to provide investment exposure to, such securities. Actions taken by the index sponsor of the target index or the sponsor of the fund in response to any such developments could adversely affect the performance of the fund and, as a result, the market value of, and return on the securities.

■The Trigger PLUS are subject to emerging markets risk. The fund is subject to risks associated with emerging market companies and emerging market securities that are traded on various emerging market exchanges. Investments in securities linked directly or indirectly to emerging market equity securities involve many risks, including, but not limited to: economic, social, political, financial and military conditions in the emerging market; regulation by national, provincial, and local governments; less liquidity and smaller market capitalizations than exist in the case of many large U.S. companies; different accounting and disclosure standards; and political uncertainties. Securities of emerging market companies may be more volatile and may be affected by market developments differently than U.S. companies. Government interventions to stabilize securities markets and cross-shareholdings may affect prices and volume of trading of the securities of emerging market companies. Economic, social, political, financial and military factors could, in turn, negatively affect such companies’ value. These factors could include changes in the emerging market government’s economic and fiscal policies, possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to the emerging market companies or investments in their securities, and the possibility of fluctuations in the rate of exchange between currencies. Moreover, emerging market economies may differ favorably or unfavorably from the U.S. economy in a variety of ways, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. You should carefully consider the risks related to emerging markets, to which the fund is susceptible.

■The Trigger PLUS are subject to currency exchange rate risk. The Trigger PLUS are subject to currency exchange rate risk because the fund may invest in securities that are traded and quoted in non-U.S. currencies on non-U.S. markets. Therefore, holders of the securities may be exposed to currency exchange rate risk with respect to the currencies in which such securities trade. The values of the currencies of the countries in which the fund may invest may be subject to a high degree of fluctuation due to changes in interest rates, the effects of monetary policies issued by the U.S., non-U.S. governments, central banks or supranational entities, the imposition of currency controls or other national or global political or economic developments. An investor’s net exposure will depend on the extent to which the relevant non-U.S. currencies strengthen or weaken against the U.S. dollar and the relative weight of each non-U.S. security held by the fund. If, taking into account such weighting, the U.S. dollar strengthens against the relevant non-U.S. currencies, the values of such securities, and thus the value of the fund, will be adversely affected and the market value of, and return on, the securities may decrease.

■The fund has announced a change to its target index. Prior to market close on September 19, 2025, the fund’s target index was the NYSE® Arca Gold Miners Index®. After market close on September 19, 2025, the fund’s target index changed to the MarketVector™ Global Gold Miners Index. The MarketVector™ Global Gold Miners Index differs from the NYSE® Arca Gold Miners Index®, including in the use of different market capitalization criteria for inclusion in the index and different weighting schemes. Accordingly, the composition of the fund changed as a result of this transition. In connection with this change, the fund may have experienced, and may continue to experience, additional portfolio turnover, and the fund may have experienced, and may continue to experience, higher tracking error than had been typical for the fund. This change could have adversely affected, and may continue to adversely affect, the performance of the fund and, in turn, your return on the Trigger PLUS. In addition, when evaluating the historical performance of the fund included below, you should bear in mind that the historical performance of the fund might have been meaningfully different had the fund tracked the MarketVector™ Global Gold Miners Index prior to September 19, 2025.

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Dual Directional Trigger PLUS Based on the Performance of the Shares of the VanEck® Gold Miners ETF
due on or about June 3, 2027

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

■Governmental regulatory actions, such as sanctions, could adversely affect your investment in the Trigger PLUS. Governmental regulatory actions, including, without limitation, sanctions-related actions by the U.S. or a foreign government (including those described above), could prohibit or otherwise restrict persons from holding the Trigger PLUS or the underlying shares or underlying constituent stocks, or engaging in transactions therein, and any such action could adversely affect the price of the underlying shares or the market value of the Trigger PLUS. These regulatory actions could result in restrictions on the Trigger PLUS and could result in the loss of a significant portion or all of your investment in the Trigger PLUS, including if you are forced to divest the Trigger PLUS due to the government mandates, especially if such divestment must be made at a time when the market value of the Trigger PLUS has declined.

Risks Relating to Estimated Value and Liquidity

￭BNS’ initial estimated value of the Trigger PLUS at the time of pricing (when the terms of your Trigger PLUS are set on the pricing date) will be lower than the issue price of the Trigger PLUS. BNS’ initial estimated value of the Trigger PLUS is only an estimate. The issue price of the Trigger PLUS will exceed BNS’ initial estimated value. The difference between the issue price of the Trigger PLUS and BNS’ initial estimated value reflects costs associated with selling and structuring the Trigger PLUS, as well as hedging its obligations under the Trigger PLUS. Therefore, the economic terms of the Trigger PLUS are less favorable to you than they would have been if these expenses had not been paid or had been lower.

￭Neither BNS’ nor SCUSA’s estimated value of the Trigger PLUS at any time is determined by reference to credit spreads or the borrowing rate BNS would pay for its conventional fixed-rate debt securities. BNS’ initial estimated value of the Trigger PLUS and SCUSA’s estimated value of the Trigger PLUS at any time are determined by reference to BNS’ internal funding rate. The internal funding rate used in the determination of the estimated value of the Trigger PLUS generally represents a discount from the credit spreads for BNS’ conventional fixed-rate debt securities and the borrowing rate BNS would pay for its conventional fixed-rate debt securities. This discount is based on, among other things, BNS’ view of the funding value of the Trigger PLUS as well as the higher issuance, operational and ongoing liability management costs of the Trigger PLUS in comparison to those costs for BNS’ conventional fixed-rate debt. If the interest rate implied by the credit spreads for BNS’ conventional fixed-rate debt securities, or the borrowing rate BNS would pay for its conventional fixed-rate debt securities were to be used, BNS would expect the economic terms of the Trigger PLUS to be more favorable to you. Consequently, the use of an internal funding rate for the Trigger PLUS increases the estimated value of the Trigger PLUS at any time and has an adverse effect on the economic terms of the Trigger PLUS.

￭BNS’ initial estimated value of the Trigger PLUS does not represent future values of the Trigger PLUS and may differ from others’ (including SCUSA’s) estimates. BNS’ initial estimated value of the Trigger PLUS is determined by reference to its internal pricing models when the terms of the Trigger PLUS are set. These pricing models consider certain factors, such as BNS’ internal funding rate on the pricing date, the expected term of the Trigger PLUS, market conditions and other relevant factors existing at that time, and BNS’ assumptions about market parameters, which can include volatility of the underlying shares, dividend rates, interest rates and other factors. Different pricing models and assumptions (including the pricing models and assumptions used by SCUSA) could provide valuations for the Trigger PLUS that are different, and perhaps materially lower, from BNS’ initial estimated value. Therefore, the price at which SCUSA would buy or sell your Trigger PLUS (if SCUSA makes a market, which it is not obligated to do) may be materially lower than BNS’ initial estimated value. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect.

￭The Trigger PLUS have limited liquidity. The Trigger PLUS will not be listed on any securities exchange or automated quotation system. Therefore, there may be little or no secondary market for the Trigger PLUS. SCUSA and any other affiliates of BNS intend, but are not required, to make a market in the Trigger PLUS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Trigger PLUS easily. Because we do not expect that other broker-dealers will participate in the secondary market for the Trigger PLUS, the price at which you may be able to trade your Trigger PLUS is likely to depend on the price, if any, at which SCUSA is willing to purchase the Trigger PLUS from you. If at any time SCUSA does not make a market in the Trigger PLUS, it is likely that there would be no secondary market for the Trigger PLUS. Accordingly, you should be willing to hold your Trigger PLUS to maturity.

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Dual Directional Trigger PLUS Based on the Performance of the Shares of the VanEck® Gold Miners ETF
due on or about June 3, 2027

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

￭The price at which SCUSA would buy or sell your Trigger PLUS (if SCUSA makes a market, which it is not obligated to do) will be based on SCUSA’s estimated value of your Trigger PLUS. SCUSA’s estimated value of the Trigger PLUS is determined by reference to its pricing models and takes into account BNS’ internal funding rate. The price at which SCUSA would initially buy or sell your Trigger PLUS in the secondary market (if SCUSA makes a market, which it is not obligated to do) exceeds SCUSA’s estimated value of your Trigger PLUS at the time of pricing. As agreed by SCUSA and the distribution participants, this excess is expected to decline to zero over the period specified under “Additional Information About the Trigger PLUS — Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any)”. Thereafter, if SCUSA buys or sells your Trigger PLUS it will do so at prices that reflect the estimated value determined by reference to SCUSA’s pricing models at that time. The price at which SCUSA will buy or sell your Trigger PLUS at any time also will reflect its then-current bid and ask spread for similar sized trades of structured notes. If SCUSA calculated its estimated value of your Trigger PLUS by reference to BNS’ credit spreads or the borrowing rate BNS would pay for its conventional fixed-rate debt securities (as opposed to BNS’ internal funding rate), the price at which SCUSA would buy or sell your Trigger PLUS (if SCUSA makes a market, which it is not obligated to do) could be significantly lower.

SCUSA’s pricing models consider certain variables, including principally BNS’ internal funding rate, interest rates (forecasted, current and historical rates), the volatility of the underlying shares, price-sensitivity analysis and the time to maturity of the Trigger PLUS. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your Trigger PLUS in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of the Trigger PLUS determined by reference to SCUSA’s models, taking into account BNS’ internal funding rate, due to, among other things, any differences in pricing models or assumptions used by others. See “— The price of the Trigger PLUS prior to maturity will depend on a number of factors and may be substantially less than the stated principal amount” herein.

In addition to the factors discussed above, the value and quoted price of the Trigger PLUS at any time will reflect many factors and cannot be predicted. If SCUSA makes a market in the Trigger PLUS, the price quoted by SCUSA would reflect any changes in market conditions and other relevant factors, including any deterioration in BNS’ creditworthiness or perceived creditworthiness. These changes may adversely affect the value of the Trigger PLUS, including the price you may receive for the Trigger PLUS in any market making transaction. To the extent that SCUSA makes a market in the Trigger PLUS, the quoted price will reflect the estimated value determined by reference to SCUSA’s pricing models at that time, plus or minus SCUSA’s then current bid and ask spread for similar sized trades of structured notes (and subject to the declining excess amount described above).

Furthermore, if you sell your Trigger PLUS, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your Trigger PLUS in a secondary market sale.

There is no assurance that SCUSA or any other party will be willing to purchase your Trigger PLUS at any price and, in this regard, SCUSA is not obligated to make a market in the Trigger PLUS. See “— The Trigger PLUS have limited liquidity” herein.

■The price of the Trigger PLUS prior to maturity will depend on a number of factors and may be substantially less than the stated principal amount. The price at which the Trigger PLUS may be sold prior to maturity will depend on a number of factors. Some of these factors include, but are not limited to: (i) actual or anticipated changes in the price of the underlying shares over the full term of the Trigger PLUS, (ii) volatility of the price of the underlying shares and the underlying constituent stocks and the market's perception of future volatility of the foregoing, (iii) changes in interest rates generally, (iv) any actual or anticipated changes in our credit ratings or credit spreads, (v) dividend yields on the underlying constituent stocks and (vi) time remaining to maturity. In particular, because the provisions of the Trigger PLUS relating to the payment at maturity behave like options, the value of the Trigger PLUS will vary in ways which are non-linear and may not be intuitive.

Depending on the actual or anticipated price of the underlying shares and other relevant factors, the market value of the Trigger PLUS may decrease and you may receive substantially less than the stated principal amount if you sell your Trigger PLUS prior to maturity regardless of the price of the underlying shares at such time.

See “Additional Risk Factors Specific to the Notes — Risks Relating to Liquidity — The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors” in the accompanying product supplement.

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Dual Directional Trigger PLUS Based on the Performance of the Shares of the VanEck® Gold Miners ETF
due on or about June 3, 2027

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Risks Relating to General Credit Characteristics

￭Payments on the Trigger PLUS are subject to the credit risk of BNS. The Trigger PLUS are senior unsecured debt obligations of BNS and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Trigger PLUS, including any repayment of principal, depends on the ability of BNS to satisfy its obligations as they come due. As a result, BNS’ actual and perceived creditworthiness may affect the market value of the Trigger PLUS. If BNS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Trigger PLUS and you could lose your entire investment in the Trigger PLUS.

Risks Relating to Hedging Activities and Conflicts of Interest

■Hedging activities by BNS and SCUSA may negatively impact investors in the Trigger PLUS and cause our respective interests and those of our clients and counterparties to be contrary to those of investors in the Trigger PLUS. We, SCUSA or one or more of our other affiliates has hedged or expects to hedge our obligations under the Trigger PLUS. Such hedging transactions may include entering into swap or similar agreements, purchasing underlying shares, the underlying constituent stocks and/or purchasing futures, options and/or other instruments linked to the underlying shares and/or one or more of the underlying constituent stocks. We, SCUSA or one or more of our other affiliates also expects to adjust the hedge by, among other things, purchasing or selling any of the foregoing, and perhaps other instruments linked to the underlying shares and/or one or more of the underlying constituent stocks, at any time and from time to time, and to unwind the hedge by selling any of the foregoing on or before the valuation date. We, SCUSA or one or more of our other affiliates may also enter into, adjust and unwind hedging transactions relating to other basket- or equity-linked securities whose returns are linked to changes in the price of the underlying shares and/or one or more of the underlying constituent stocks. Any of these hedging activities may adversely affect the price of the underlying shares—directly or indirectly by affecting the price of the underlying constituent stocks — and therefore the market value of the Trigger PLUS and the amount you will receive, if any, on the Trigger PLUS.

You should expect that these transactions will cause BNS, SCUSA or our other affiliates, or our clients or counterparties, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the Trigger PLUS. None of BNS, SCUSA or any of our other affiliates will have any obligation to take, refrain from taking or cease taking any action with respect to these transactions based on the potential effect on an investor in the Trigger PLUS, and any of the foregoing may receive substantial returns with respect to these hedging activities while the value of, and return on, the Trigger PLUS declines.

■The calculation agent can make antidilution and other adjustments that may adversely affect the market value of, and return on, the Trigger PLUS. For antidilution and certain other events affecting the underlying shares, the calculation agent may make adjustments to the initial share price, trigger price and/or final share price, as applicable, and any other term of the Trigger PLUS. However, the calculation agent will not make an adjustment in response to every corporate event that could affect the underlying shares. If an event occurs that does not require the calculation agent to make an adjustment, the market value of, and return on, the Trigger PLUS may be materially and adversely affected. In addition, all determinations and calculations concerning any such adjustments will be made by the calculation agent. You should be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from that discussed in the accompanying product supplement or this document as necessary to achieve an equitable result. The occurrence of any antidilution or reorganization event and the consequent adjustments may materially and adversely affect the market value of, and return on, the Trigger PLUS.

Following a de-listing, liquidation or termination of the underlying shares, the payment at maturity may be based on a share of another exchange-traded fund or calculated by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the underlying shares. See “General Terms of the Notes — Unavailability of the Closing Value of a Reference Asset; Adjustments to a Reference Asset — Adjustments to a Reference ETF” in the accompanying product supplement.

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due on or about June 3, 2027

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

■We, SCUSA and our other affiliates regularly provide services to, or otherwise have business relationships with, a broad client base, which has included and may include us and the sponsor and/or the underlying constituent stock issuers and the market activities by us, SCUSA or our other affiliates for our or their own respective accounts or for our clients could negatively impact investors in the Trigger PLUS. We, SCUSA and our other affiliates regularly provide a wide range of financial services, including financial advisory, investment advisory and transactional services to a substantial and diversified client base. As such, we each may act as an investor, investment banker, research provider, investment manager, investment advisor, market maker, trader, prime broker or lender. In those and other capacities, we, SCUSA and/or our other affiliates purchase, sell or hold a broad array of investments, actively trade securities (including the Trigger PLUS or other securities that we have issued), the underlying shares, the underlying constituent stocks, derivatives, loans, credit default swaps, indices, baskets and other financial instruments and products for our or their own respective accounts or for the accounts of our customers, and we will have other direct or indirect interests, in those securities and in other markets that may not be consistent with your interests and may adversely affect the price of the underlying shares and/or the value of the Trigger PLUS. You should assume that we or they will, at present or in the future, provide such services or otherwise engage in transactions with, among others, us, the sponsor and/or the underlying constituent stock issuers, or transact in securities or instruments or with parties that are directly or indirectly related to these entities. These services could include making loans to or equity investments in those companies, providing financial advisory or other investment banking services, or issuing research reports. Any of these financial market activities may, individually or in the aggregate, have an adverse effect on the price of the underlying shares and the market for your Trigger PLUS, and you should expect that our interests and those of SCUSA and/or our other affiliates, clients or counterparties, will at times be adverse to those of investors in the Trigger PLUS.

You should expect that we, SCUSA, and our other affiliates, in providing these services, engaging in such transactions, or acting for our or their own respective accounts, may take actions that have direct or indirect effects on the Trigger PLUS or other securities that we may issue, the underlying shares, the underlying constituent stocks, other securities or instruments similar to or linked to the foregoing, and that such actions could be adverse to the interests of investors in the Trigger PLUS. In addition, in connection with these activities, certain personnel within us, SCUSA or our other affiliates may have access to confidential material non-public information about these parties that would not be disclosed to investors in the Trigger PLUS.

We, SCUSA and our other affiliates regularly offer a wide array of securities, financial instruments and other products into the marketplace, including existing or new products that are similar to the Trigger PLUS or other securities that we may issue, the underlying shares, the underlying constituent stocks or other securities or instruments similar to or linked to the foregoing. Investors in the Trigger PLUS should expect that we, SCUSA and our other affiliates offer securities, financial instruments, and other products that may compete with the Trigger PLUS for liquidity or otherwise.

■Activities conducted by BNS and its affiliates may impact the market price of the underlying shares and the value of the Trigger PLUS. Trading or transactions by BNS, SCUSA or our other affiliates in the underlying shares or any underlying constituent stocks, listed and/or over-the-counter options, futures, exchange-traded funds or other instruments with returns linked to the performance of the underlying shares or any underlying constituent stocks may adversely affect the price of the underlying shares or underlying constituent stocks and, therefore, the market value of the Trigger PLUS. See “—     Hedging activities by BNS and SCUSA may negatively impact investors in the Trigger PLUS and cause our respective interests and those of our clients and counterparties to be contrary to those of investors in the Trigger PLUS” for additional information regarding hedging-related transactions and trading.

■The calculation agent will have significant discretion with respect to the Trigger PLUS, which may be exercised in a manner that is adverse to your interests. The calculation agent will be an affiliate of BNS. The calculation agent will determine the payment at maturity of the Trigger PLUS, if any, based on the observed final share price. The calculation agent can postpone the determination of the final share price (and therefore the related maturity date) if a market disruption event occurs and is continuing with respect to the underlying shares on the valuation date.

■BNS and its affiliates may publish research or make opinions or recommendations that are inconsistent with an investment in the Trigger PLUS. BNS, SCUSA and our other affiliates may publish research from time to time on financial markets and other matters that may influence the value of the Trigger PLUS, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Trigger PLUS. Any research, opinions or recommendations expressed by BNS, SCUSA or our other affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Trigger PLUS and the underlying shares to which the Trigger PLUS are linked.

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Principal at Risk Securities

Risks Relating to Canadian and U.S. Federal Income Taxation

￭Uncertain tax treatment. Significant aspects of the tax treatment of the Trigger PLUS are uncertain. You should consult your tax advisor about your tax situation. See “Additional Information About the Trigger PLUS — Tax Considerations” and “— Material Canadian Income Tax Consequences” herein.

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Principal at Risk Securities

    Information About the Fund

All disclosures contained in this document regarding the fund are derived from publicly available information. BNS has not conducted any independent review or due diligence of any publicly available information with respect to the fund. You should make your own investigation into the fund.

VanEck® Gold Miners ETF

We have derived all information contained herein regarding the fund and the target index, including without limitation, its make-up, method of calculation and changes in its components from publicly available information. Such information reflects the policies of, and is subject to change by, VanEck® ETF Trust and Van Eck Associates Corporation (the “sponsor”).

The fund seeks to track the investment results, before fees and expenses, of companies primarily in the business of gold and silver mining and related activities, as measured by the MarketVector™ Global Gold Miners Index, as published by MarketVector Indexes GmbH (the “index sponsor”) which, in turn, is intended to track the investment results, before fees and expenses, of companies primarily in the business of gold and silver mining and related activities. The fund trades on the NYSE Arca under the ticker symbol “GDX”. Prior to the close of trading on September 19, 2025, the the fund tracked the NYSE® Arca Gold Miners Index®. Please see “Exchange-Traded Funds — VanEck® Gold Miners ETF” in the accompanying underlier supplement for additional information regarding the fund and the sponsor. Additional information regarding the fund, including its portfolio holdings, may be available on the sponsor’s website.

Information as of market close on October 28, 2025:

Bloomberg Ticker Symbol:	GDX UP <Equity>	52 Week High (on October 16, 2025):	$84.44
Current Share Price:	$71.02	52 Week Low (on December 30, 2024):	$33.77
52 Weeks Ago (on October 28, 2024):	$41.36

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Principal at Risk Securities

Historical Information

The table below sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the underlying shares for the specified period. The closing price of the underlying shares on October 28, 2025 was $71.02 (the “hypothetical initial share price”). The graph below sets forth the closing prices of the underlying shares for each day from January 1, 2020 through October 28, 2025. The dotted line represents the hypothetical trigger price of $56.816, which is equal to 80% of the hypothetical initial share price. We obtained the information in the table below from Bloomberg Professional® service (“Bloomberg”), without independent verification. The closing prices may be adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. BNS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the underlying shares should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the underlying shares at any time, including the valuation date.

VanEck® Gold Miners ETF	High	Low	Period End
2020
First Quarter	$31.05	$19.00	$23.04
Second Quarter	$37.21	$24.03	$36.68
Third Quarter	$44.53	$36.17	$39.16
Fourth Quarter	$41.42	$33.42	$36.02
2021
First Quarter	$38.51	$30.90	$32.50
Second Quarter	$39.68	$33.60	$33.98
Third Quarter	$35.09	$28.91	$29.47
Fourth Quarter	$34.90	$29.33	$32.03
2022
First Quarter	$38.91	$29.30	$38.35
Second Quarter	$40.87	$27.38	$27.38
Third Quarter	$28.16	$21.86	$24.12
Fourth Quarter	$30.04	$22.68	$28.66
2023
First Quarter	$33.27	$26.68	$32.35
Second Quarter	$35.87	$29.22	$30.11
Third Quarter	$32.63	$26.91	$26.91
Fourth Quarter	$31.98	$25.91	$31.01
2024
First Quarter	$31.62	$25.78	$31.62
Second Quarter	$37.24	$32.03	$33.93
Third Quarter	$41.64	$33.89	$39.82
Fourth Quarter	$44.09	$33.77	$33.91
2025
First Quarter	$45.97	$34.58	$45.97
Second Quarter	$54.46	$41.45	$52.06
Third Quarter	$76.40	$50.79	$76.40
Fourth Quarter (through October 28, 2025)	$84.44	$69.91	$71.02

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Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

VanEck® Gold Miners ETF – Daily Closing Prices January 1, 2020 to October 28, 2025

90
80
70
60
50
40
30
20
10
0
Jan-2020
Jan-2021
Jan-2022
Jan-2023
Jan-2024
Jan-2025

This document relates only to the Trigger PLUS offered hereby and does not relate to the underlying shares or other Trigger PLUS linked to the underlying shares. We have derived all disclosures contained in this document regarding the fund from the publicly available documents described in the preceding paragraphs. In connection with the offering of the Trigger PLUS, none of us or any of our affiliates have participated in the preparation of such documents or made any due diligence inquiry with respect to the fund. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the fund is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the underlying shares (and therefore the price of the underlying shares at the time we price the Trigger PLUS) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the fund could affect the value received with respect to the Trigger PLUS and therefore the value of the Trigger PLUS.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the underlying shares.

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Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Information About the Trigger PLUS

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
Trustee:	Computershare Trust Company, N.A.
Calculation agent:	Scotia Capital Inc.
Trading day:	As specified in the product supplement under “General Terms of the Notes — Special Calculation Provisions — Trading Day”.
Business day:	As specified in the product supplement under “General Terms of the Notes — Special Calculation Provisions — Business Day”.
Tax redemption:

Notwithstanding anything to the contrary in the accompanying product supplement, the provisions set forth under “General Terms of the Notes — Payment of Additional Amounts” and “General Terms of the Notes — Tax Redemption” shall not apply to the Trigger PLUS.

Canadian bail-in:	The Trigger PLUS are not bail-inable debt securities under the CDIC Act.
Terms incorporated:

All of the terms appearing above the item under the caption “General Terms of the Notes” in the accompanying product supplement, as modified by this document, and for purposes of the foregoing, the terms used herein mean the corresponding terms as defined in the accompanying product supplement, as specified below:

	Term used herein	Corresponding term in the accompanying product supplement
	underlying shares	reference asset
	underlying constituent stocks	reference asset constituents
	stated principal amount	principal amount
	original issue date	issue date
	valuation date	final valuation date
	closing price	closing value
	initial share price	initial value
	final share price	final value
	underlying return	reference asset return
	trigger price	barrier value
	upside leverage factor	participation rate
Additional information regarding estimated value of the Trigger PLUS:

On the cover page of this pricing supplement, BNS has provided the initial estimated value range for the Trigger PLUS. This range of estimated values was determined by reference to BNS’ internal pricing models, which take into consideration certain factors, such as BNS’ internal funding rate on the pricing date and BNS’ assumptions about market parameters. For more information about the initial estimated value, see “Risk Factors — Risks Relating to Estimated Value and Liquidity” herein.

The economic terms of the Trigger PLUS are based on BNS’ internal funding rate, which is the rate BNS would pay to borrow funds through the issuance of similar market-linked securities and the economic terms of certain related hedging arrangements. Due to these factors, the issue price you pay to purchase the Trigger PLUS will be greater than the initial estimated value of the Trigger PLUS. BNS’ internal funding rate is typically lower than the rate BNS would pay when it issues conventional fixed rate debt securities as discussed further under “Risk Factors — Risks Relating to Estimated Value and Liquidity — Neither BNS’ nor SCUSA’s estimated value of the Trigger PLUS at any time is determined by reference to credit spreads or the borrowing rate BNS would pay for its conventional fixed-rate debt securities”. BNS’ use of its internal funding rate reduces the economic terms of the Trigger PLUS to you. We urge you to read the “Risk Factors” in this pricing supplement for additional information.

Material Canadian income tax consequences:

See “Supplemental Discussion of Canadian Tax Consequences” in the accompanying product supplement. In addition to the assumptions, limitations and conditions described therein, such discussion assumes that no amount paid or payable to a Non-Resident Holder will be the deduction component of a “hybrid mismatch arrangement” under which the payment arises within the meaning of paragraph 18.4(3)(b) of the Act.

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Principal at Risk Securities

Tax considerations:

The U.S. federal income tax consequences of your investment in the Trigger PLUS are uncertain. There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the Trigger PLUS. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Material U.S. Federal Income Tax Consequences”, in the accompanying product supplement and to discuss the tax consequences of your particular situation with your tax advisor. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Department of the Treasury (the “Treasury”) regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of your investment in the Trigger PLUS, and the following discussion is not binding on the IRS.

U.S. Tax Treatment. Pursuant to the terms of the Trigger PLUS, BNS and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize your Trigger PLUS as prepaid derivative contracts with respect to the underlying shares. If your Trigger PLUS are so treated, subject to Section 1260 of the Code, discussed below, you should generally recognize long-term capital gain or loss if you hold your Trigger PLUS for more than one year (and, otherwise, short-term capital gain or loss) upon the taxable disposition (including cash settlement) of your Trigger PLUS, in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Trigger PLUS. The deductibility of capital losses is subject to limitations.

Based on certain factual representations received from us, our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson LLP, is of the opinion that it would be reasonable to treat your Trigger PLUS in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Trigger PLUS, it is possible that your Trigger PLUS could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization (including possible treatment as a “constructive ownership transaction under Section 1260 of the Code), such that the timing and character of your income from the Trigger PLUS could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences”, in the accompanying product supplement. There may be also a risk that the IRS could assert that the Trigger PLUS should not give rise to long-term capital gain or loss because the Trigger PLUS offer, at least in part, short exposure to the underlying shares.

Section 1260. Because the issuer of the underlying share would be treated as a “pass-thru entity” for purposes of Section 1260 of the Code, it is possible that the Trigger PLUS could be treated as a constructive ownership transaction under Section 1260 of the Code. If the Trigger PLUS were treated as a constructive ownership transaction, certain adverse U.S. federal income tax consequences could apply (i.e., all or a portion of any gain that you recognize upon the taxable disposition of your Trigger PLUS could be recharacterized as ordinary income and you could be subject to an interest charge on any deferred tax liability with respect to such recharacterized gain). We urge you to read the discussion concerning the possible treatment of the Trigger PLUS as a constructive ownership transaction under “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement.

Except to the extent otherwise required by law, BNS intends to treat your Trigger PLUS for U.S. federal income tax purposes in accordance with the treatment described above and under “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement, unless and until such time as the Treasury and the IRS determine that some other treatment is more appropriate.

Notice 2008-2. In 2007, the IRS released a notice that may affect the taxation of holders of the Trigger PLUS. According to Notice 2008-2, the IRS and the Treasury are considering whether a holder of an instrument such as the Trigger PLUS should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Trigger PLUS will ultimately be required to accrue income currently and this could be applied on a retroactive basis. According to the Notice, the IRS and the Treasury are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code (discussed above) should be applied to such instruments. Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations.

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Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates or certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” or “undistributed net investment income” in the case of an estate or trust, which may include any income or gain realized with respect to the Trigger PLUS, to the extent of their net investment income or undistributed net investment income (as the case may be) that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), $125,000 for a married individual filing a separate return or the dollar amount at which the highest tax bracket begins for an estate or trust. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors as to the consequences of the 3.8% Medicare tax.

Specified Foreign Financial Assets. Certain U.S. holders that own “specified foreign financial assets” in excess of an applicable threshold may be subject to reporting obligations with respect to such assets with their tax returns, especially if such assets are held outside the custody of a U.S. financial institution. U.S. holders are urged to consult their tax advisors as to the application of this legislation to their ownership of the Trigger PLUS.

Non-U.S. Holders. Subject to Section 871(m) of the Code and “FATCA”, discussed below, if you are a non-U.S. holder you should generally not be subject to U.S. withholding tax with respect to payments on your Trigger PLUS or to generally applicable information reporting and backup withholding requirements with respect to payments on your Trigger PLUS if you comply with certain certification and identification requirements as to your non-U.S. status (by providing us (and/or the applicable withholding agent) with a fully completed and duly executed applicable IRS Form W-8). Subject to Section 897 of the Code and Section 871(m) of the Code, discussed below, gain realized from the taxable disposition of a Trigger PLUS generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by you in the U.S., (ii) you are a non-resident alien individual and are present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied or (iii) you have certain other present or former connections with the U.S.

Section 897. We will not attempt to ascertain whether the fund would be treated as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. We also have not attempted to determine whether the Trigger PLUS should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code. If any such entity and/or the Trigger PLUS were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a Trigger PLUS upon a taxable disposition of the Trigger PLUS to the U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of any such entity as a USRPHC and/or the Trigger PLUS as USRPI.

Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta-one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2017. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2027.

Based on our determination that the Trigger PLUS are not “delta-one” with respect to the underlying shares, our special U.S. tax counsel is of the opinion that the Trigger PLUS should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations on the date the terms of the Trigger PLUS are set. If withholding is required, we will not make payments of any additional amounts.

Nevertheless, after the date the terms are set, it is possible that your Trigger PLUS could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting the underlying shares or your Trigger PLUS, and following such occurrence your Trigger PLUS could be treated as delta-one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the Trigger PLUS under these rules. If you enter, or have entered, into other transactions in respect of the underlying shares or the Trigger PLUS should consult your tax advisor regarding the application of Section 871(m) of the Code to your Trigger PLUS in the context of your other transactions.

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Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the Trigger PLUS, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the Trigger PLUS.

FATCA. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S.-source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits and income, and the gross proceeds from a disposition of property of a type which can produce U.S.-source interest or dividends) and “passthru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account at the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or do not certify that they do not have any substantial U.S. owners) to withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

Pursuant to final and temporary Treasury regulations and other IRS guidance, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments”, will not apply to gross proceeds on a sale or disposition, and will apply to certain foreign passthru payments only to the extent that such payments are made after the date that is two years after final regulations defining the term “foreign passthru payment” are published. If withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules.

Investors should consult their tax advisors about the application of FATCA, in particular if they may be classified as financial institutions (or if they hold their Trigger PLUS through a foreign entity) under the FATCA rules.

Backup Withholding and Information Reporting. The proceeds received from a taxable disposition of the Trigger PLUS will be subject to information reporting unless you are an “exempt recipient” and may also be subject to backup withholding at the rate specified in the Code if you fail to provide certain identifying information (such as an accurate taxpayer number, if you are a U.S. holder) or meet certain other conditions.

Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

U.S. Federal Estate Tax Treatment of Non-U.S. Holders. A Trigger PLUS may be subject to U.S. federal estate tax if an individual non-U.S. holder holds the Trigger PLUS at the time of his or her death. The gross estate of a non-U.S. holder domiciled outside the U.S. includes only property situated in the U.S. Individual non-U.S. holders should consult their tax advisors regarding the U.S. federal estate tax consequences of holding the Trigger PLUS at death.

Proposed Legislation. In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of Trigger PLUS purchased after the bill was enacted to accrue interest income over the term of the Trigger PLUS despite the fact that there will be no interest payments over the term of the Trigger PLUS.

Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If it had been enacted, the effect of this legislation generally would have been to require instruments such as the Trigger PLUS to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.

It is not possible to predict whether any similar or identical bills will be enacted in the future, or whether any such bill would affect the tax treatment of your Trigger PLUS. You are urged to consult your tax advisor regarding the possible changes in law and their possible impact on the tax treatment of your Trigger PLUS.

Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the application of U.S. federal income tax laws to their particular situations, as well as any tax consequences of the purchase, beneficial ownership and disposition of the Trigger PLUS arising under the laws of any state, local, non-U.S. or other taxing jurisdiction (including that of BNS).

Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any):

SCUSA, our affiliate, will purchase the Trigger PLUS at the stated principal amount and, as part of the distribution of the Trigger PLUS, will sell the Trigger PLUS to Morgan Stanley Wealth Management with an underwriting discount of $25.00 reflecting a fixed sales commission of $20.00 and fixed structuring fee of $5.00 per $1,000.00 stated principal amount of Trigger PLUS that Morgan Stanley Wealth Management sells. BNS or an affiliate

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may also pay a fee to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management has an ownership interest, for providing certain electronic platform services with respect to this offering.

BNS, SCUSA or any other affiliate of BNS may use this document, the accompanying product supplement and the accompanying prospectus in a market-making transaction for any Trigger PLUS after their initial sale. In connection with the offering, BNS, SCUSA, any other affiliate of BNS or any other securities dealers may distribute this document, the accompanying product supplement and the accompanying prospectus electronically. Unless BNS or its agent informs the purchaser otherwise in the confirmation of sale, this document, the accompanying product supplement and the accompanying prospectus are being used in a market-making transaction.

Conflicts of Interest — SCUSA is an affiliate of BNS and, as such, has a “conflict of interest” in this offering within the meaning of the Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, BNS will receive the gross proceeds from the initial public offering of the Trigger PLUS, thus creating an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of FINRA Rule 5121. SCUSA is not permitted to sell securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

In the ordinary course of their various business activities, SCUSA, and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of BNS. SCUSA, and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

SCUSA and its affiliates may offer to buy or sell the Trigger PLUS in the secondary market (if any) at prices greater than BNS’ internal valuation — The value of the Trigger PLUS at any time will vary based on many factors that cannot be predicted. However, the price (not including SCUSA’s or any affiliates’ customary bid-ask spreads) at which SCUSA or any affiliate would offer to buy or sell the Trigger PLUS immediately after the pricing date in the secondary market is expected to exceed the initial estimated value of the Trigger PLUS as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than 6 weeks after the pricing date, provided that SCUSA may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, SCUSA and its affiliates intend, but are not required, to make a market for the Trigger PLUS and may stop making a market at any time. For more information about secondary market offers and the initial estimated value of the Trigger PLUS, see “Risk Factors” herein.

Prohibition of sales to EEA retail investors:

The Trigger PLUS are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129, as amended. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”), for offering or selling the Trigger PLUS or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Trigger PLUS or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Prohibition of sales to United Kingdom retail investors:

The only categories of person in the United Kingdom to whom this document may be distributed are those persons who (i) have professional experience in matters relating to investments falling within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”)), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, or (iii) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons in (i)-(iii) above together being referred to as “Relevant Persons”). This document is directed only at Relevant Persons and must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this document relates is available only to Relevant Persons and will be engaged in only with Relevant Persons. This document may only be provided to persons in the United Kingdom in circumstances where section 21(1) of FSMA does not apply to BNS. The Trigger PLUS are not being offered to “retail

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Dual Directional Trigger PLUS Based on the Performance of the Shares of the VanEck® Gold Miners ETF
due on or about June 3, 2027

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

investors” within the meaning of the Packaged Retail and Insurance-based Investment Products Regulations 2017 and accordingly no Key Information Document has been produced under these regulations.

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